UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2019

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2019, the 2019 Annual Meeting of Shareholders of FARO Technologies, Inc. (the "Company") was held at the Company’s headquarters in Lake Mary, Florida. The holders of the common stock of the Company voted upon three Company proposals at the Annual Meeting, with the following results:

Item 1 – Election of three directors to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2022

The holders of the Company’s common stock elected the following directors to serve for a three-year term by the following count:

Name	Votes For	Votes Withheld	Broker Non-Votes
John E. Caldwell	10,586,641	3,218,444	613,134
John Donofrio	11,042,561	2,762,524	613,134
Yuval Wasserman	13,349,063	456,022	613,134

Item 2 – Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019

The holders of the Company’s common stock ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019 by the following count:

Votes For	Votes Against	Abstentions
14,335,817	80,437	1,965

Item 3 – Non-binding resolution to approve the compensation of the Company’s named executive officers

The holders of the Company’s common stock approved a non-binding resolution with respect to the compensation of the Company’s named executive officers by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,287,498	504,190	13,397	613,134

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc. (Registrant)

May 31, 2019	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary